UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 9, 2009

PIER 1 IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Pier 1 Place, Fort Worth, Texas 76102

(Address of principal executive offices, including zip code)

817-252-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On October 9, 2009, the board of directors of the registrant amended and restated the bylaws of the registrant in their entirety. The bylaws of the registrant were last amended and restated on May 1, 2003.  For convenience, the bylaws of the registrant as amended and restated on May 1, 2003, are referred to as the “prior bylaws,” and the bylaws of the registrant as amended and restated on October 9, 2009, are referred to as the “new bylaws.” The new bylaws have been completely rewritten and reformatted. Some of the amendments to the prior bylaws made by the new bylaws were to conform the new bylaws to, or to add provisions permitted by, amendments to the Delaware General Corporation Law. Other amendments were considered advisable in light of Delaware judicial opinions interpreting various bylaws provisions similar to provisions contained in the prior bylaws or in light of changes to corporate governance practices since 2003.

A brief summary of some of the substantive revisions made to the prior bylaws by the new bylaws is set forth below. The following summary is qualified in its entirety by reference to the complete text of the new bylaws, which is filed as Exhibit 3(ii) to this Current Report on Form 8-K.

The prior bylaws provided that the affirmative vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders in all matters submitted to a vote of the shareholders, including the election of directors, unless the vote of a greater number is required by statute, by the certificate of incorporation or the bylaws.

The new bylaws provide that, unless otherwise provided by applicable law, the rules or regulations of any stock exchange or other self-regulatory organization applicable to the registrant, which the new bylaws refer to as “SRO rules,” the certificate of incorporation or the new bylaws, if a quorum exists at any meeting of stockholders, every matter, other than the election of directors, shall be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on that matter.

With respect to the election of directors in a non-contested election, each director to be elected by the stockholders of the registrant at any annual or special meeting of stockholders shall be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present in person or represented by proxy at such meeting and entitled to vote on the election of directors.

With respect to the election of directors in a contested election, each director to be elected by the stockholders of the registrant at any annual or special meeting of stockholders in an election of directors shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The term “contested election” means any meeting of stockholders for which (i) the secretary of registrant receives a notice that a stockholder has nominated a person for election to the board of directors in compliance with the advance notice requirements of the new bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth calendar day preceding the date the registrant first mails its notice of meeting for such meeting to the stockholders. The term “majority of the votes cast” means that the number of votes cast “for” a candidate for director exceeds the number of votes cast “against” that candidate for director. The following shall not be votes cast: (i) a share whose ballot or proxy is marked as an abstention, and (ii) a share otherwise present at the meeting as to which a stockholder gives no authority or direction, including, without limitation, broker non-votes.

The new bylaws also add two new sets of provisions related to the election of directors.

First, the new bylaws provide that the board of directors may nominate for election or re-election to the board of directors only candidates who agree to tender a conditional irrevocable resignation prior to the meeting of stockholders at which such election will be conducted. The irrevocable resignation will become effective only upon the occurrence of both the nominee’s failure to receive the affirmative vote of a majority of the votes cast at any such meeting at which there is no contested election, and the acceptance of such irrevocable resignation by the committee designated by the board of directors to determine whether such irrevocable resignation should be accepted, as described in the following paragraph.

In the event one or more incumbent directors fails to receive the affirmative vote of a majority of the votes cast in an election of directors that is not a contested election, which the bylaws refer to as a “subject director,” either

•                  the nominating and corporate governance committee, or

•                  if one or more of the members of the nominating and corporate governance committee is a subject director, or if the board of directors determines that any decision to be made with respect to a subject director should be made by a committee other than the nominating and corporate governance committee, a committee consisting solely of independent directors (as determined in accordance with any SRO rules applicable to the registrant and any additional criteria set forth in the registrant’s corporate governance guidelines or the nominating and corporate governance committee charter, as applicable) who are not subject directors, or

•                  if each independent director is a subject director, a committee consisting of each director who is not a subject director will make a determination as to whether to accept or reject any previously tendered irrevocable resignation, or whether other action should be taken (including whether to request that a subject director resign from the board of directors if no resignation had been tendered prior to the relevant election of directors). The committee will act with respect to any subject director within 90 days following the date of the certification of the election results, and will notify the subject director of its decision. The committee may consider all factors it considers relevant, including any stated reasons for “against” votes, whether the underlying cause or causes of the “against” votes are curable, the relationship between such causes and the actions of such subject director, the factors, if any, set forth in the registrant’s corporate governance guidelines or other policies that are to be considered by the nominating and corporate governance committee in evaluating potential candidates for the board of directors as such criteria relate to such subject director, the length of service of such subject director, the size and holding period of such subject director’s stock ownership in the registrant, and such subject director’s contributions to the registrant. No subject director may participate in the deliberations or decisions of the committee. The registrant will publicly disclose the decision or decisions of the committee in a Current Report on Form 8-K.

If the result of accepting all tendered resignations then pending and requested resignations from incumbent directors who did not submit resignations prior to the relevant election of directors would be that the registrant would have fewer than three directors who were in office before the election of directors, however, the committee may determine to extend such 90-day period by an additional 90 days.

If, however, following an election of directors, each director of the registrant is a subject director, then, in such event, each subject director shall continue to serve until such subject director’s successor is duly elected and qualified, or until such subject director’s earlier resignation or removal.

The new bylaws also include a provision that all nominees for director will submit to the registrant a representation and agreement that she or he has no agreements or understandings with third parties regarding voting as a director, will not receive any compensation from third parties for serving as a director, and will comply with law and corporate polices if elected.

The new bylaws amended the registrant’s advance notice provisions.

The advance notice provisions of the prior bylaws covered business to be considered at a meeting and nominees for director in one provision.  The new bylaws have separate provisions for advance notice of new business and advance notice of nominees for directors.

The submission of timely notice to the registrant is a condition under the prior bylaws and under both provisions of the new bylaws. To be timely under the prior bylaws, a shareholder’s notice was required to be delivered to the secretary of the registrant at the principal executive offices of the registrant not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting.

The new bylaws have extended each of these dates by 30 calendar days.  For a stockholder’s notice to be timely under the new bylaws, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the registrant not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting.

The registrant’s preceding year’s annual meeting was held on July 1, 2009. Accordingly, all stockholder proposals must be delivered to, or mailed and received at, the principal executive offices of the registrant not later than April 2, 2010, and not earlier than March 3, 2010.

The new bylaws also now require that more information be provided by any proposing person, especially with respect to the proposing person’s interests in the registrant. The new bylaws require disclosure of, among other things, any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by a proposing person, the purpose or effect of which is to give such proposing person economic risk similar to ownership of shares of any class or series of the registrant, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the registrant, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the registrant. The new bylaws also require disclosure of, among other things, any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such proposing person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the registrant by, manage the risk of share price changes for, or increase or decrease the voting power of, such proposing person with respect to the shares of any class or series of the registrant, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the registrant.

The new bylaws include an advance notice provision of proposed action by written consent. This provision is expanded from the form in the prior bylaws.

The new bylaws add provisions recently authorized by Delaware law to permit the board of directors to establish a record date for notice of meetings and a separate record date for those stockholders entitled to vote at the meeting.

The restated certificate of incorporation of the registrant includes comprehensive mandatory indemnification provisions. The prior bylaws, however, contained only a short mandatory indemnification provision.

The new bylaws include comprehensive mandatory indemnification provisions as permitted by Delaware law, and provide for various procedural safeguards for persons being indemnified, such as a right to be paid within a specified time period. The new bylaws also include provisions to assure, to the extent possible, that the right to indemnification will not be lost after a change in control.

The addition of these provisions does not affect any director’s or officer’s existing indemnification agreement with the registrant.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3(ii)	Amended and Restated Bylaws of Pier 1 Imports, Inc. (as amended through October 9, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: October 16, 2009	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice
President and General Counsel, Secretary

EXHIBIT INDEX

Exhibit Number	Description

3(ii)	Amended and Restated Bylaws of Pier 1 Imports, Inc. (as amended through October 9, 2009)